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                             Record and Return to:
                            Paul J. D'Onfro, Esquire
                      Mirick, O'Connell, DeMallie & Lougee
                            1700 Bank of Boston Tower
                               Worcester, MA 01608


                                    MORTGAGE

         SPECTRAN CORPORATION, a Delaware corporation having a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("Mortgagor"), for consideration paid, grants the Premises to FLEET NATIONAL BANK, a national banking corporation with a place of business at 370 Main Street, Worcester, Massachusetts ("Mortgagee") with MORTGAGE COVENANTS, to secure the payment, performance and observance of all the Obligations. The term "Obligations" means all of the debts, liabilities, agreements and other obligations of Mortgagor, SPECTRAN SPECIALTY OPTICS COMPANY ("Optics"), APPLIED PHOTONIC DEVICES, INC. ("Photonic") and SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC. ("Communication") (Mortgagor, Optics, Photonic and Communication and sometimes hereinafter referred to as "Obligors") due Mortgagee, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or arising in the future. The term "Loan Documents" includes this Mortgage, the $5,000,000.00 Mortgage Note of Obligors, the $5,000,000.00 Term Note of Obligors, the $12,000,000.00 Revolving Note of Obligors, the Loan and Security Agreement among Obligors and Mortgagee and all other documents delivered to Mortgagee in connection with this Mortgage by Obligors and all amendments, extensions and renewals of this Mortgage and the other agreements and documents referred to above.

         The term "Premises" includes the following, all of which are subject to this Mortgage:

         (i) The land in Sturbridge, Worcester County, Massachusetts having an address of 50 Hall Road, more particularly described in Exhibit A attached;

         (ii) All buildings, structures and improvements now or at any time in the future on the land;

         (iii) All Fixtures, which term means (1) all goods, equipment, fixtures, building materials and tangible personal property (except (a) consumable goods, (b) equipment of Mortgagor which is not affixed to the real estate and (c) personal property owned by tenants of the Premises which the tenants are entitled to remove by law or agreement) now or in the future located on, attached to or incorporated in the construction of and used in connection with the operation of the Premises including, but not limited to, all sidetracks, boilers, tanks, pumps, furnaces, radiators, alarm systems, cooling towers, compressors, elevators, escalators, cranes and all heating, lighting, power, plumbing, electrical, communications, ventilating, refrigerating, air conditioning, sprinkler, incinerating and building service equipment, and (2) all related accessories, additions and replacements;
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         (iv) All right, title and interest of Mortgagor in all easements, rights (including mineral, air and water rights), privileges, appurtenances, licenses, permits and governmental approvals, now or in the future pertaining to the Premises; and

         (v) All rents, income, profits, royalties or accounts receivables from the Premises.

         SECTION 1 - GENERAL COVENANTS OF MORTGAGOR. Until the Obligations are paid, performed and observed in full, in addition to the STATUTORY CONDITION, Mortgagor agrees as follows:

                 1.1 INSURANCE. To keep all buildings, improvements and Fixtures which are part of the Premises insured against direct risk of physical loss in an amount not less than 100% of their replacement cost with deductibles satisfactory to Mortgagee. Mortgagor agrees to maintain such other insurance and in such amounts and on such terms as Mortgagee reasonably requests. If a structure which is part of the Premises is within a flood hazard area, Mortgagor agrees to carry flood insurance to the extent required under applicable law or by Mortgagee. Mortgagor agrees to keep all buildings and improvements under construction insured under a Builder's Risk, Completed Value, non-reporting form of policy which provides coverage for "completion and/or premises occupancy." All insurance will (i) be written with a standard mortgagee clause by companies of recognized responsibility authorized to write such insurance in Massachusetts and having a Best's financial rating of B or better, (ii) be in amounts and on forms satisfactory to Mortgagee, (iii) be payable in case of loss to Mortgagee, as its interest may appear, and (iv) contain a provision that it may not be cancelled or modified without at least ten (10) days prior written notice to Mortgagee. Mortgagor agrees to deliver to Mortgagee, when requested, satisfactory evidence of (a) all existing insurance policies, (b) new policies for insurance about to expire at least ten (10) days before the expiration and
(c) payment of all insurance premiums. Subject to the rights of the holder of any prior mortgage, after demand by Mortgagee, Mortgagor agrees (x) to deposit with Mortgagee on each day that interest payments are required by the terms of the Loan Documents, a sum equal to that fraction of insurance premiums payable each year estimated by Mortgagee to be sufficient to provide, in total, a sum adequate to pay the insurance premiums when due, (y) to deposit with Mortgagee the balance necessary to pay the insurance premiums in full before they are due and (z) to forward to Mortgagee bills for the insurance premiums as soon as they are received by Mortgagor.

                 1.2 TAXES. To pay or cause to be paid, before the last day on which payment may be made without penalty or interest (the "Payment Date") all taxes (or payments in lieu of taxes), special or general assessments, water and sewer charges and other municipal charges with respect to the Premises ("Taxes"), except for Taxes which Mortgagor is contesting in good faith for which adequate reserves have been made. After the occurrence of an Event of Default and upon written demand by Mortgagee, Mortgagor agrees (i) to deposit with Mortgagee on each day that interest payments are required by the terms of the Loan Documents, a sum equal to that fraction of the Taxes for each year estimated by Mortgagee to be sufficient to provide, in total, a sum adequate to pay the Taxes on the Payment Date, (ii) to deposit with Mortgagee the balance necessary to pay the Taxes in full before the Payment Date and (iii) to forward to Mortgagee bills


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for the Taxes as soon as they are received by Mortgagor. Mortgagee may invest all sums deposited by Mortgagor for its own account without obligation to pay interest to Mortgagor.

                 1.3 MORTGAGES AND ENCUMBRANCES. To keep the title to the Premises free of all mortgages and other encumbrances except (i) the lien for Taxes not yet due, (ii) the lien for Taxes being contested in good faith for which adequate reserves have been made, (iii) encumbrances assented to by Mortgagee, (iv) encumbrances which individually do not exceed $5,000.00 and (v) encumbrances for more than $5,000.00 which are not discharged, satisfied, stayed or bonded within thirty (30) days after Mortgagor becomes aware of the existence of such encumbrances.

                 1.4 MAINTENANCE AND USE OF PREMISES. To maintain the Premises in substantially the same condition as they now are or may be in the future, reasonable wear and tear excepted. Mortgagor agrees not to permit (i) removal, demolition or other waste of the Premises, (ii) lapse or revocation of any material license, permit or other governmental authorization issued with respect to the Premises, (iii) material change in the structure or use of the Premises or (iv) violation in any material respect of a law or ordinance affecting the Premises or its use. At Mortgagee's request, Mortgagor agrees to provide evidence of compliance with the provisions of this or any other covenant in the Loan Documents.

                 1.5 LEASES. To deliver to Mortgagee for examination and copying originals of all leases, licenses, franchises and other agreements under which a person occupies any part of the Premises ("Leases"). Mortgagor assigns the Leases and all rent, income, fees and other amounts due Mortgagor under the Leases ("Rents") to Mortgagee as additional security for the Obligations. Mortgagor grants to Mortgagee full power, as irrevocable attorney-in-fact of Mortgagor, to execute and deliver assignments of the Leases and the Rents to itself, to any future holder of this Mortgage or to any person claiming title to the Premises as a result of foreclosure proceedings in the event Mortgagor fails to do so. When an Event of Default exists, Mortgagee may, without waiving any of its other rights, collect the Rents and enforce all obligations of tenants under the Leases without taking possession of the Premises and without performing any obligations of the landlord under the Leases.

                 1.6 ENVIRONMENTAL LAWS AND COMPLIANCE. To comply with and to cause the Premises to comply in all material respects with all applicable Federal, state and local laws, codes, ordinances, rules, regulations and interpretations now or in the future existing, and all applicable orders of administrative agencies including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986 and Massachusetts General Laws, Chapters 21C and 21E, relating to the environment, health, safety, sanitation, underground storage tanks and the "release or threat of release" of Hazardous Materials (the "Environmental Laws"). The term "Hazardous Materials" means (i) lead paint, asbestos, radon and
(ii) "oil", "hazardous materials", "hazardous wastes" and "hazardous substances" as those terms are defined in the Environmental Laws.

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                      1.6.1 COPIES OF NOTICES. To give to Mortgagee,
immediately, copies of all notices, reports, citations and other communications given or received by Mortgagor in connection with any Environmental Laws whether or not relating to the Premises.

                      1.6.2 TESTING AND REMEDIATION. Provided Mortgagee has reasonable grounds to believe that Hazardous Materials have been released at the Premises in amounts in excess of reportable thresholds, Mortgagee or its agents may enter the Premises at any time and perform, or may require Mortgagor to deliver to Mortgagee, whatever tests it considers necessary to determine the existence or non-existence of Hazardous Materials. If Hazardous Materials exist on the Premises in amounts exceeding reportable thresholds and such Hazardous Materials are not contained and/or removed in accordance with applicable law by Mortgagor within 30 days after receipt of notice thereof from Mortgagee or if such Hazardous Materials cannot be contained and/or removed within such period, Mortgagee has not commenced containment and/or removal and does not continue to prosecute such containment and/or removal with reasonable diligence (in any event such containment and/or removal must be completed within 180 days after notice thereof from Mortgagee), Mortgagee has the right (but not the obligation) to cause the Hazardous Material to be contained and/or removed, and, using contractors of its choice, to enter the Premises to perform any remedial action it considers necessary, all without incurring liability to Mortgagor for any action taken by Mortgagee or its agents, except for liability incurred by Mortgagor resulting from Mortgagees gross negligence.

                 1.7 INDEMNIFICATION. To defend, indemnify and hold Mortgagee and its directors, officers, agents and employees harmless against all claims, losses and liabilities, including reasonable attorneys' fees and costs of litigation (but not including consequential, special, exemplary or punitive damages), incurred by Mortgagee on account of (i) Mortgagor's failure to comply with Environmental Laws, (ii) a release or threat of release of Hazardous Materials on the Premises, (iii) any activity on or condition of the Premises which requires removal, remediation or corrective action under applicable Environmental Laws and (iv) any future law, regulation, judicial order or governmental action affecting the Premises.

                 1.8 ALIENATION. Not to cause or permit, directly or indirectly, whether voluntarily or by operation of law, (i) title to all or part of the Premises to become vested in a person other than Mortgagor, or (ii) all or part of the Premises to become subject to the provisions of Massachusetts General Laws, Chapter 183A relating to condominiums. If any of the changes described above occur, in addition to exercising remedies available to it, Mortgagee may, at its option and without notice to Mortgagor, deal with the successor in interest with reference to this Mortgage and the Obligations in the same manner as with Mortgagor, without reducing or discharging Mortgagor's liability for the Obligations.

         SECTION 2 - EVENTS OF DEFAULT. The occurrence of one or more of the following events or conditions is an Event of Default and a breach of the condition of this Mortgage:

             (i) The failure to pay an Obligation when due and, except in the case of a demand Obligation, the continuation of the failure beyond an applicable period of notice or grace;

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             (ii) The failure, other than in the payment of money, to perform or observe an Obligation which continues beyond an applicable period of notice or grace;

            (iii) A statement, certificate, report, financial statement, representation or warranty made or furnished to Mortgagee by a party to the Loan Documents or in compliance with the provisions of the Loan Documents proves to have been false or incomplete in any material respect when made;

             (iv) Mortgagor or a guarantor of the Obligations (a) is or becomes insolvent within the meaning of the Massachusetts Uniform Commercial Code; (b) files a petition in bankruptcy or a petition to take advantage of an insolvency act; (c) makes an assignment for the benefit of its creditors; (d) consents to the appointment of a receiver or custodian of itself or of the whole or a substantial part of its property; (e) is named debtor party in an involuntary bankruptcy proceeding and the proceeding is not dismissed within sixty (60) days; (f) files a petition or answer seeking reorganization or arrangement under a Federal or state law; or (g) dies, dissolves or terminates its existence;

              (v) With respect to Mortgagor or a guarantor, and without the consent of either, a court enters an order (a) appointing a receiver or custodian of either or of the whole or a substantial part the property of either, or (b) approving a petition filed against either seeking reorganization or arrangement under a Federal or state law, and the order is not vacated, set aside or stayed within sixty (60) days after it is entered;

             (vi) Under a law for the relief or aid of debtors, a court assumes custody or control of Mortgagor or a guarantor or of the whole or a substantial part of the property of either, and the custody or control is not terminated or stayed within sixty (60) days after the date it is assumed;

            (vii) A court enters final judgment against Mortgagor or a guarantor for the payment of money, and within sixty (60) days after entry of the judgment Mortgagor or the guarantor does not (a) discharge the judgment or provide for its discharge in accordance with its terms, or (b) procure a stay of execution and within the (60) day period, or such longer period during which execution of the judgment has been stayed, appeal and cause the execution to be stayed during the appeal;

           (viii) The failure by Mortgagor or a guarantor (a) to pay when due the principal of, or interest or premium on, any indebtedness (other than an Obligation) incurred or assumed by Mortgagor or the guarantor for money borrowed or for the acquisition of property or (b) to perform or observe any of the obligations which are imposed on Mortgagor or the guarantor by an agreement securing or evidencing the indebtedness or under which the indebtedness is issued, and in either case the failure is not cured within an applicable period of grace or notice; or

            (ix) The occurrence of an Event of Default under the Loan Documents.

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         SECTION 3 - RIGHTS AND REMEDIES. Without prejudice to Mortgagee's rights with respect to Obligations payable on demand, if an Event of Default exists, Mortgagee may, without notice except to the extent notice is required by law, exercise the rights and remedies provided in this Section 3, conferred by law or under the Loan Documents with respect to the Premises, Mortgagor or any other person. Mortgagee's rights and remedies are cumulative and not exclusive of or alternative to any rights or remedies it would otherwise have. A delay or failure by Mortgagee in exercising or enforcing its rights or remedies does not constitute a waiver.

          3.1 REMEDIES. Whenever an Event of Default exists, Mortgagee may:

            (i) Declare the Obligations immediately due and payable, without presentment, notice, protest or further demand, all of which are hereby expressly waived;

            (ii) Exercise the STATUTORY POWER OF SALE;

            (iii) Initiate actions or proceedings available to Mortgagee under applicable law to protect its interest in the Premises and the Obligations; or

            (iv) Petition for the appointment of a receiver of the Premises, which appointment may be made ex parte and without notice except to the extent notice is required by law, without regard to the solvency of Mortgagor or a guarantor at the time of application for the receiver and without regard to the value of the Premises.

          3.2 RECEIVER. Effective upon the occurrence of an Event of Default, Mortgagor consents to the appointment of Mortgagee or other qualified person as receiver, to take possession of and to operate the Premises and to collect the Rents. Notwithstanding the appointment of a receiver or other custodian, Mortgagee is entitled, as pledgee, to the possession and control of all cash, deposits and instruments at the time payable or deliverable under this Mortgage.

          3.3 SPECIFIC PERFORMANCE. Failure by Mortgagor to perform its agreements contained in the Loan Documents will result in irreparable harm to Mortgagee for which Mortgagee has no adequate remedy at law. Therefore, Mortgagor agrees that its agreements contained in the Loan Documents are specifically enforceable by Mortgagee.

          3.4 FORECLOSURE SALES. Mortgagee has the right in case of a sale which it is entitled to make, to sell the Premises at public auction, either as a whole or by parcels and without regard to other collateral now or in the future securing the Obligations. In the case of a sale by parcels, the purchaser of a parcel will take good title, even if a sum may already have been realized from the sale of other parcels sufficient to satisfy all the Obligations. The foreclosure sale may be held at the offices of Mortgagee or on or near the Premises, without notice or demand, except to the extent notice or demand is required by law.

          3.5 FORECLOSURE EXPENSES, SURPLUS. If (i) foreclosure, bankruptcy or other legal proceedings involve Mortgagee's interest under this Mortgage, whether the proceedings are begun

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by Mortgagee or others and whether the proceedings are suspended or terminated or the Premises redeemed, or (ii) Mortgagee takes possession of the Premises, Mortgagee will be entitled to collect and Mortgagor agrees to reimburse Mortgagee for all expenses, including reasonable attorneys' fees, incurred by Mortgagee in the foreclosure, bankruptcy or other legal proceeding or in the maintenance, protection and management of the Premises. If surplus proceeds are realized from a foreclosure sale, Mortgagee will not be liable for interest on the proceeds pending distribution, and all costs and reasonable attorneys' fees incurred by it in proceedings to determine the person or persons entitled to the surplus will be paid from the surplus proceeds.

          3.6 FORBEARANCE NOT A WAIVER. The liability of Mortgagor will not be reduced, the priority of this Mortgage will not be affected, and the rights of Mortgagee with respect to Mortgagor or the security for the Obligations will not be impaired by any of the following events, regardless of whether Mortgagee receives additional consideration: (i) the sale of all or part of the Premises,
(ii) a forbearance by Mortgagee, (iii) an extension of the time for payment or performance of the Obligations, (iv) a release of security for or a guarantor of the Obligations or (v) an indulgence given by Mortgagee to Mortgagor or to any other person having an interest in the Premises or liable for the Obligations. Mortgagor waives notice of any extension, forbearance or indulgence and agrees that no waiver, express or implied, by Mortgagee of a default by a party to the Loan Documents will constitute a waiver of a future default in the same or any other provision of the Loan Documents.

          3.7 INSURANCE POLICIES. If this Mortgage is foreclosed, Mortgagor grants to Mortgagee full power, as irrevocable attorney-in-fact of Mortgagor, to cancel the insurance required to be maintained by Mortgagee under this Mortgage, retain the return premiums and apply them to the Obligations or to transfer the insurance to a person claiming title to the Premises as a result of foreclosure proceedings.

    SECTION 4 - DAMAGE TO PREMISES. Mortgagor appoints Mortgagee as its irrevocable attorney-in-fact (i) to adjust and to settle claims on account of damage to the Premises resulting from a taking or casualty, (ii) to receive all condemnation and insurance proceeds ("Proceeds") arising out of the damage and
(iii) to endorse in favor of itself or any other person drafts or checks for Proceeds received by it. Provided no Event of Default exists under the Loan Documents, all Proceeds will be applied by Mortgagee, to the cost of restoring the Premises. Mortgagee may, in its discretion, (a) pay the Proceeds to Mortgagor for application to the cost of the work, or (b) advance the Proceeds from time to time to Mortgagor and/or its contractor for application to the cost of the work as the cost is certified to Mortgagee by an architect or contractor in charge of the restoration who has been approved in writing by Mortgagee. Mortgagee is not obligated to make advances if, as a result, the balance of the Proceeds are or will become less than the amount specified in the architect's or contractor's certificate as the amount required to complete the restoration. Upon receipt by Mortgagee of satisfactory evidence that the restoration has been completed, that the cost of all labor and materials has been paid in full and that there are no liens on the Premises and if no Event of Default exists, Mortgagee agrees to pay the balance of the Proceeds held by it to Mortgagor. If the Proceeds held by

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Mortgagee are insufficient to pay the entire cost of restoration, Mortgagor agrees to pay the deficiency on demand. After the occurrence of an Event of Default under the Loan Documents, Mortgagee may, at its option, apply all Proceeds to the Obligations, whether or not then due, in any order Mortgagee determines.

    SECTION 5 - PAYMENTS BY MORTGAGEE. Mortgagee is authorized but not obligated
(i) to pay all Taxes with accrued interest, penalties and charges, (ii) to pay the premiums for insurance required under the Loan Documents, (iii) to incur and pay reasonable expenses, including attorneys' fees, in protecting its rights under the Loan Documents, and maintaining, protecting or managing the collateral securing the Obligations, (iv) to pay indebtedness secured by a mortgage of real estate or security interest in property or Fixtures included as part of the Premises, (v) to add all amounts paid or incurred for the above purposes to the principal amount of the Obligations, and (vi) to apply to the above purposes or to the repayment of amounts paid by Mortgagee, sums paid under the Loan Documents as interest or principal. The amounts paid by Mortgagee will bear interest at the highest rate payable under the Loan Documents and will be payable on demand.

    SECTION 6 - ENTRY BY MORTGAGEE. Mortgagee or its agents may enter the Premises at any time upon reasonable advance notice, before or after an Event of Default, to inspect the Premises, to appraise the Premises, to determine compliance with the provisions of the Loan Documents and to take any action while on the Premises authorized under this Mortgage or which it considers necessary to preserve the value of the Premises. Entry by Mortgagee for the purposes authorized under this Section will not be considered entry for any other purpose or constitute possession of the Premises. Mortgagor agrees to reimburse Mortgagee on demand for all expenses incurred in connection with an entry made under this Section, including the cost of appraisal, testing, remedial action or other activities by Mortgagee or its agents while on the Premises other than expenses attributable to Mortgagee's gross negligence.

    SECTION 7 - NOTICES AND COMMUNICATIONS. All notices, demands, requests and other communications provided for or permitted under this Mortgage must be in writing and be delivered by hand or sent by telecopy, nationally recognized and reputable overnight delivery service, express mail, certified mail or first-class mail, postage prepaid, to the parties, respectively at the following addresses:

         (a) If to Mortgagee, at the address stated at the beginning of this Mortgage (or at such other address as Mortgagee designates in writing to Mortgagor), with a copy to the persons Mortgagee designates in writing to Mortgagor, or

         (b) if to Mortgagor, at the address stated at the beginning of this Mortgage (or at such other address as Mortgagor designates in writing to Mortgagee) with a copy to the persons Mortgagor designates in writing to Mortgagee.

A communication provided for in this Mortgage will become effective only when the person to whom it is given receives it or is considered to have received it. If it is mailed by express,

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certified or first-class mail, it will be considered to be received on (i) the second business day after being mailed or (ii) the day of its receipt, whichever is earlier. If given by telecopy, it will be considered to be received when confirmation of complete receipt is received by the transmitting person during normal business hours on a business day, or on the next business day if confirmation is received after normal business hours.

    SECTION 8 - MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are applicable to this Mortgage:

                 8.1 SUCCESSORS AND ASSIGNS. The term "Mortgagee" includes Mortgagee, its successors and assigns, and any subsequent holder or holders of this Mortgage. The term "Mortgagor" includes Mortgagor and any subsequent owner or owners of the equity of redemption of the Premises assented to by Mortgagee. All of the agreements of Mortgagor are binding upon the successors and assigns of the original Mortgagor and any person claiming under Mortgagor.

                 8.2 AMENDMENT. This Mortgage may not be amended except by written agreement signed by Mortgagor and Mortgagee.

                 8.3 HEADINGS. The headings contained in this Mortgage are for reference purposes only and do not affect the meaning or interpretation of this Mortgage.

                 8.4 GOVERNING LAW. This Mortgage will be construed under and governed by the laws of the Commonwealth of Massachusetts.

                 8.5 SEVERABILITY. If a provision of this Mortgage is held to be invalid or unenforceable, the provision will be enforceable to the extent that a court, after limiting or reducing it, considers it reasonable to enforce the provision. If it is held to be unreasonable to enforce the provision to any extent, the provision will be severed from this Mortgage and the remainder of this Mortgage will continue in effect.

                 8.6 DISCHARGE. Upon satisfaction of the Obligations, Mortgagee will execute and deliver to Mortgagor a discharge of mortgage in recordable form.

    SECTION 9 - CONSENT TO JURISDICTION; WAIVERS. MORTGAGOR IRREVOCABLY AND UNCONDITIONALLY (i) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS, AND (ii) WAIVES ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (a) TO TRIAL BY JURY, (b) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN A PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS AND (c) TO CLAIM OR RECOVER ANY DAMAGES OTHER THAN ACTUAL DAMAGES INCLUDING SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. MORTGAGOR AGREES THAT, IN ADDITION TO METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER

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APPLICABLE LAW, SERVICE MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED,
DIRECTED TO MORTGAGOR AT THE ADDRESS PROVIDED IN SECTION 7, WHICH SERVICE WILL
BE COMPLETE FIVE (5) DAYS AFTER BEING MAILED. This provision may not be construed to prevent Mortgagor from bringing an action or proceeding or exercising its rights in any other jurisdiction. Mortgagor acknowledges that it has been informed by Mortgagee that the provisions of this Section constitute a material inducement upon which Mortgagee has relied, is relying and will rely in entering into this Mortgage and the other Loan Documents, and that it has reviewed the provisions of this Section with its counsel. Either party may file an original counterpart or a copy of this Section with any court as written evidence of the consent of Mortgagor and Mortgagee to the waiver of their rights to trial by jury.

    WITNESS the execution hereof under seal this ______ day of April, 1996.

                                          SPECTRAN CORPORATION


                                          By:/s/Glenn E. Moore
                                             -------------------
                                          Its President


                                          By:/s/ Bruce A. Cannon
                                             -------------------
                                          Its Treasurer


                          COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.                                            April 25, 1996

         Then personally appeared the above-named Glenn Moore, its President, and acknowledged the foregoing instrument to be the free act and deed of SPECTRAN CORPORATION, before me.

                                          /s/
                                          ----------------------
                                          Notary Public
                                          My Commission Expires:
                                                                --------------

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                          COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.                                            April  25, 1996

         Then personally appeared the above-named Bruce A. Cannon, its Treasurer, and acknowledged the foregoing instrument to be the free act and deed of SPECTRAN CORPORATION, before me.

                                         /s/
                                         ----------------------
                                         Notary Public
                                         My Commission Expires:
                                                                --------------


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